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                                                                    EXHIBIT 99.2

                            DRESSER-RAND GROUP, INC.

                               OFFER TO EXCHANGE

                 NEW 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                      FOR
           ALL OUTSTANDING 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                    , 2005, UNLESS EXTENDED BY DRESSER-RAND GROUP, INC.

                                                                           , 200

To Brokers, Dealers, Commercial Banks,
  Trust Companies and other Nominees:

     As described in the enclosed Prospectus, dated           , 200 (as the same
may be amended or supplemented from time to time, the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), Dresser-Rand Group, Inc. (the "Company") is offering to exchange $420,000,000 aggregate principal amount of the Company's 7 3/8% Senior Subordinated Notes due 2014, guaranteed by certain subsidiaries of the Company (collectively, the "Guarantors"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Exchange Notes"), for any and all of its outstanding
7 3/8% Senior Subordinated Notes due 2014 (collectively, the "Outstanding Notes"), guaranteed by the Guarantors, in integral multiples of $1,000 (the "Exchange Offer"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Letter of Transmittal or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act. The Outstanding Notes are unconditionally guaranteed (the "Outstanding Guarantees") by the Guarantors on a senior subordinated basis, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors on a senior subordinated basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Outstanding Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer.

     Throughout this letter, unless the context otherwise requires, references to the "Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for Outstanding Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Outstanding Guarantees.

     The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

     WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES.
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     The Company will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. However, you will be reimbursed by the Company for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services. The Company will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

          3. A form of Notice of Guaranteed Delivery; and

          4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
          , 2005 unless the Exchange Offer is extended by the Company. the time at which the Exchange Offer expires is referred to as the "Expiration Date." Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m. on the Expiration Date.

     To participate in the Exchange Offer, certificates for Outstanding Notes, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

     If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus, under "The Exchange Offer -- Guaranteed Delivery Procedures" and the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to Citibank, N.A., the Exchange Agent for the Exchange Offer, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

                                         Very truly yours,

                                         DRESSER-RAND GROUP, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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